EXHIBIT 2
---------


                        JOINT FILING AGREEMENT (RESTATED)
                        ---------------------------------

      WHEREAS, the undersigned (collectively, the "Reporting Persons") from time to time make filings with the Securities and Exchange Commission pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended; and

      WHEREAS, the Reporting Persons prefer to make joint filings on behalf of all Reporting Persons rather than individual filings on behalf of each of the Reporting Persons;

      NOW, THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:

      1. Each of the Reporting Persons is individually eligible to make joint filings.

      2. Each of the Reporting Persons is responsible for timely making joint filings and any amendments thereto.

      3. Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such person contained in joint filings.

      4. None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in joint filings, unless such person knows or has reason to believe that such information is inaccurate.

      5. This Joint Filing Agreement amends, restates and supersedes the Joint Filing Agreement dated July 24, 2006 by and among the undersigned, D3 Children's Fund, L.P. and D3 Family Retirement Fund, L.P. but only as to those filings to be made by all Reporting Persons.

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      6. The undersigned  agree that each joint filing made on or after the date hereof will be, and any amendment thereto will be, made on behalf of each of the Reporting Persons.


                                       D3 Family Fund, L.P., D3 Family Bulldog
                                       Fund, L.P. and D3 Family Canadian
                                       Fund, L.P.

                                       By: Nierenberg Investment Management
                                            Company, Inc.

                                       Its: General Partner

August 3, 2007                         By:
                                          --------------------------------------
                                               David Nierenberg, President


                                       DIII Offshore Fund, L.P.

                                       By: Nierenberg Investment Management
                                            Offshore, Inc.

                                       Its: General Partner

August 3, 2007                        By:
                                         ---------------------------------------
                                               David Nierenberg, President


                                       Nierenberg Investment Management
                                            Company, Inc.


August 3, 2007                        By:
                                         ---------------------------------------
                                               David Nierenberg, President


                                      Nierenberg Investment Management
                                            Offshore, Inc.

August 3, 2007                         By:
                                          --------------------------------------
                                               David Nierenberg, President

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